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EXHIBIT 23.1

CONSENT OF CROWE CHIZEK AND COMPANY LLC

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of MainSource Financial Group, Inc. for the registration of 461,036 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2003, on the consolidated financial statements of MainSource Financial Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC
Indianapolis, Indiana March 8, 2004

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  EXHIBIT 23.1
CONSENT OF CROWE CHIZEK AND COMPANY LLC